Subscription Agreement

                                                             As of December 15, 2011

To the Board of Directors of

Pacific Monument Acquisition Corporation:

Gentlemen:

The undersigned hereby subscribe for and agree, severally and not jointly, as agreed upon by the parties, to purchase an aggregate of 2,666,667 warrants (“Warrants”), each to purchase one share of common stock of Pacific Monument Acquisition Corporation (the “Corporation”), at $0.75 per Warrant, for an aggregate purchase price of $2,000,000 (“Purchase Price”). The closing of the purchase of the Warrants shall occur simultaneously with the consummation of the Corporation’s initial public offering of securities (“IPO”). Morgan Joseph TriArtisan LLC is acting as representative of the underwriters in the IPO. The Warrants will be sold to the undersigned on a private placement basis and not as part of the IPO.

Each of the undersigned acknowledges and agrees that if the underwriters in the IPO determine that additional Warrants must be purchased in order to consummate the IPO or if the purchase price must be increased resulting in fewer Warrants being purchased, each based on market conditions at that time, the Purchase Price and the aggregate number of Warrants being purchased hereunder will be appropriately increased or decreased, as the case may be, on a pro rata basis among all of the undersigned.

At least 24 hours prior to the effective date of the registration statement filed in connection with the IPO (“Registration Statement”), the undersigned shall wire the Purchase Price to Graubard Miller, as escrow agent (“Escrow Agent”), to hold in a non-interest bearing account until the Corporation consummates the IPO. Simultaneously with the consummation of the IPO, the Escrow Agent shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public shareholders as described in the Corporation’s Registration Statement, pursuant to the terms of an Investment Management Trust Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust Company. In the event that the IPO is not consummated within 14 days of the date the Purchase Price is delivered to the Escrow Agent, the Escrow Agent shall return the Purchase Price to the undersigned, without interest or deduction.

Each of the undersigned represents and warrants that it has been advised that the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”); that it is acquiring the Warrants for its/his account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Warrants in violation of the securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act; that it is familiar with the proposed business, management, financial condition and affairs of the Corporation; that it understands that if the Corporation does not complete a Business Combination (defined below), the Warrants will expire worthless; that it has full corporate, limited liability, or trust power and authority to execute and deliver this letter and any documents contemplated herein or needed to consummate the transactions contemplated in this letter; and that this letter constitutes the legal, valid and binding obligation of such undersigned and is enforceable against such undersigned.

Each of the undersigned agrees that it shall not sell or transfer the Warrants or any underlying securities until after the Corporation consummates a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination (“Business Combination”) with one or more businesses or entities (except for transfers (i) amongst the undersigned or the Corporation’s officers, directors and employees, (ii) if the undersigned is an entity, as a distribution to partners, members, stockholders or beneficiaries of the undersigned upon the liquidation and/or dissolution of the undersigned, (iii) by bona fide gift to a member of the undersigned’s immediate family or to a trust, the beneficiary of which is the undersigned or a member of the undersigned’s immediate family for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death of the undersigned, (v) pursuant to a qualified domestic relations order, or (vi) by private sales at prices no greater than the price at which the Warrants were originally purchased, in each case on the condition that such transfers may be implemented only upon the respective transferee’s written agreement to be bound by the transfer restrictions of this Subscription Agreement and the Warrant Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust Company and filed as an exhibit to the Registration Statement). Each of the undersigned acknowledges that the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

The Warrants will be identical to the warrants underlying the units being offered by the Corporation in the IPO except that the Corporation hereby acknowledges and agrees that the Warrants shall not be redeemable by the Corporation and shall be exercisable on a cashless basis by surrendering such Warrants for that number of shares of the Corporation’s common stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Corporation’s common stock underlying the Warrants, multiplied by the difference between the Warrant exercise price and the “Fair Market Value” (defined below) by (y) the Fair Market Value, in each case so long as the Warrants are held by the undersigned or its/his permitted transferees; provided, however, that no cashless exercise shall be permitted unless the Fair Market Value is higher than the exercise price. The “Fair Market Value” shall mean the average reported last sale price of the shares of the Corporation’s common stock for the 10 trading days ending on the day prior to the date the Corporation receives the exercise notice. The Corporation also agrees that the Warrants will be subject to customary registration rights as described in the Registration Statement.

Each party hereto hereby acknowledges that the underwriters of the IPO are third party beneficiaries of this Subscription Agreement, and this Subscription Agreement may not be modified or changed without the prior written consent of Morgan Joseph TriArtisan LLC.

The Corporation agrees that it will not modify or waive any provision of this Subscription Agreement with respect to one of the undersigned unless such modification or waiver applies to all of the undersigned.

Very truly yours,

Monument Capital Group SPAC I LLC

By:	/s/ Robert J. Dunn
Name: Robert J. Dunn
Title: Chairman

Pacific Capital Partners & Associates Limited

By:	/s/ Jon M. Mitchell
Name: Jon M. Mitchell
Title: CEO

The Seaport Group LLC Profit Sharing Plan

By:	/s/ Steven Smith
Name: Steven Smith
Title: Trustee

Armory Master Fund Ltd.

	By:	Armory Advisors LLC
	Its:	Investment Manager

By:	/s/ Jay Burnham
Name: Jay Burnham
Title: Manager

Agreed to:

Pacific Monument Acquisition Corporation

By:	/s/ Jon M. Mitchell
Name: Jon M. Mitchell
Title: CEO

Graubard Miller, solely as Escrow Agent

By:	/s/ Jeffrey M. Gallant
Name: Jeffrey M. Gallant
Title: Partner